As filed with the Securities and Exchange Commission on July 16, 2002
Registration Statement No. • ,
• -01, 333-73848, 333-73848-01

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The St. Paul Companies, Inc.

St. Paul Capital Trust II
(Exact name of Registrant as specified in its charter)

Minnesota Delaware	41-0518860 41-6495364
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

385 Washington Street

St. Paul, Minnesota 55102
(651) 310-7911
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

Bruce A. Backberg

Senior Vice President
The St. Paul Companies, Inc.
385 Washington Street, St. Paul, Minnesota 55102
(651) 310-7916
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Donald R. Crawshaw

Sullivan & Cromwell
125 Broad Street
New York, New York 10004
(212) 558-4000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

     (Continued on next page)

(Continued from previous page)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Registration
Securities to be Registered	Registered(8)(9)	Unit(10)(11)	Price(6)(8)(9)(11)	Fee(3)(12)

Senior Debt Securities of The St. Paul Companies, Inc	(1)(2)(3)(6)

Subordinated Debt Securities of The St Paul Companies, Inc.	(1)(2)(6)

Preferred Stock of The St. Paul Companies, Inc.	(1)(2)(6)

Depositary Shares of The St. Paul Companies, Inc.	(1)(2)(6)

Common Stock, without par value, of The St. Paul Companies, Inc.	(1)(2)(6)

Warrants of The St. Paul Companies, Inc.	(1)(4)

Stock Purchase Contracts of The St. Paul Companies, Inc.	(1)(5)

Units of The St. Paul Companies, Inc.	(1)

Preferred Securities of St. Paul Capital Trust II	(1)(7)

The St. Paul Companies, Inc. Guarantee of Preferred Securities of St. Paul Capital Trust II	(1)(7)

TOTAL	$1,499,000,000	100%	$1,499,000,000	$137,908

(1)	Such indeterminate number, principal amount or liquidation amount of senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock, warrants, stock purchase contracts and units of The St. Paul Companies, Inc. and of the preferred securities of St. Paul Capital Trust II and the related guarantee of The St. Paul Companies, Inc. as may from time to time be issued at indeterminate prices. The securities registered hereunder shall not have an aggregate offering price which exceeds $1,499,000,000 in United States dollars or the equivalent in any other currency.

(2)	Also includes such indeterminate number of senior debt securities, subordinated debt securities and shares of common stock, preferred stock and depositary shares as may be issued upon conversion or exchange of any senior debt securities, subordinated debt securities, preferred stock or depositary shares that provide for conversion or exchange into other securities or upon exercise of warrants for such securities.

(3)	Pursuant to Rule 429 under the Securities Act, the prospectus filed as part of this Registration Statement also relates to $501,000,000 maximum aggregate offering price of senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock, warrants, stock purchase contracts and units of The St. Paul Companies, Inc. and of the preferred securities of St. Paul Capital Trust II and the related guarantee of The St. Paul Companies, Inc. that were previously registered pursuant to Registration Statement Nos. 333-73848, 333-73848-01 and 333-44122 and have not yet been issued and sold; a filing fee of $132,250 was paid with respect to those securities.

(4)	Warrants may be sold separately or with senior debt securities, subordinated debt securities, preferred stock, common stock, depositary shares or preferred securities.

(5)	Includes an indeterminate number of shares of common stock or preferred stock, as applicable, to be issuable by The St. Paul Companies, Inc. upon settlement of stock purchase contracts.

(6)	No separate consideration will be received for the senior debt securities, subordinated debt securities, preferred stock, depositary shares or common stock issuable upon conversion of or in exchange for senior debt securities, subordinated debt securities, preferred stock or depositary shares. In addition, no separate consideration will be received for any preferred securities redeemed for subordinated debt securities in lieu of cash.

(7)	Includes the rights of holders of the preferred securities under the guarantee of preferred securities and back-up undertaking, consisting of obligations by The St. Paul Companies, Inc., as set forth in the amended and restated declaration of trust, the subordinated debt securities indenture and any supplemental indenture thereto, in each case as further described in the Registration Statement. No separate consideration will be received for any guarantee or any back-up undertakings.

(8)	In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(9)	Such amount represents the principal amount of any senior debt securities, subordinated debt securities or preferred securities issued at their principal or liquidation amount, the issue price rather than the principal or liquidation amount of any senior debt securities, subordinated debt securities or preferred securities issued at an original issue discount, the liquidation preference of any preferred stock or depositary shares, the amount computed pursuant to Rule 457(c) for any common stock, the issue price of any warrants and the exercise price of any securities issuable upon exercise of warrants.

(10)	Estimated solely for the purpose of computing the registration fee.

(11)	Exclusive of accrued interest and distributions, if any.

(12)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act.

This Registration Statement, which is a new Registration Statement, also constitutes Post-Effective Amendment No. 1 to Registration Statement Nos. 333-738848 and 333-73848-01 and Post-Effective Amendment No. 2 to Registration Statement No. 333-44122. Such Post-Effective Amendments shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act of 1933. Pursuant to Rule 429 under the Securities Act of 1933, the prospectus filed as part of this Registration Statement also constitutes a prospectus for Registration Statement Nos. 333-738848, 333-73848-01 and 333-44122; the $501,000,000 of securities remaining unsold from Registration Statement Nos. 333-738848, 333-73848-01 and 333-44122 will be combined with the $1,499,000,000 aggregate amount of securities to be registered pursuant to this Registration Statement to enable The St. Paul Companies, Inc. and St. Paul Capital Trust II to offer an aggregate amount of $2,000,000,000 of securities pursuant to the combined prospectus.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained herein is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 16, 2002

$2,000,000,000

The St. Paul Companies, Inc.

Senior Debt Securities

Subordinated Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
Stock Purchase Contracts
and
Units

St. Paul Capital Trust II

Preferred Securities

guaranteed to the extent set forth herein
by The St. Paul Companies, Inc.

        We will provide you with more specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

      We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. The total offering price of the securities offered to the public will be limited to $2,000,000,000.

      The St. Paul Companies, Inc.’s common shares are listed on the New York Stock Exchange under the symbol “SPC”.

      Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      Prospectus dated               , 2002.

THE ST. PAUL COMPANIES, INC.

      The St. Paul Companies, Inc. and its subsidiaries constitute one of the oldest insurance organizations in the United States, dating back to 1853. We are a management company principally engaged, through our subsidiaries, in providing commercial property-liability insurance and reinsurance products and services worldwide. We also have a presence in the asset management industry through our 77% majority ownership of The John Nuveen Company. As a management company, we oversee the operations of our subsidiaries and provide them with capital and management and administrative services. At March 31, 2002, our total assets were $38.6 billion, our total shareholders’ equity was $5.1 billion. In 2001, insurance and reinsurance underwriting accounted for approximately 95% of our consolidated revenues from continuing operations, and asset management operations accounted for approximately 4% of consolidated revenues from continuing operations.

      Our principal and registered executive offices are located at 385 Washington Street, St. Paul, Minnesota 55102, and our telephone number is (651) 310-7911. Unless the context otherwise indicates, the terms “The St. Paul”, “we”, “us” or “our” mean The St. Paul Companies, Inc. and its consolidated subsidiaries.

ST. PAUL CAPITAL TRUST II

      St. Paul Capital Trust II, or the “Trust”, is a statutory business trust created under Delaware law. The Trust exists for the exclusive purposes of:

•	issuing the preferred securities, which represent preferred undivided beneficial ownership interests in the Trust’s assets;

•	issuing the common securities, which represent common undivided beneficial ownership interests in the Trust’s assets, to us in a total liquidation amount equal to at least 3% of the Trust’s total capital;

•	using the proceeds from the issuances to purchase one or more series of securities issued by us, including senior debt securities, subordinated debt securities and warrants;

•	maintaining the Trust’s status as a grantor trust for federal income tax purposes; and

•	engaging in only those other activities necessary, advisable or incidental to these purposes, such as registering the transfer of preferred securities.

      Any senior debt securities, subordinated debt securities and warrants we sell to the Trust will be the sole assets of the Trust, and, accordingly, payments under the senior or subordinated debt securities will be the sole revenues of the Trust and the Trust’s ability to distribute shares of our common stock or other securities upon conversion of the preferred securities, if convertible, will depend solely on our performance under the warrants sold by us to the Trust. We will acquire and own all of the common securities of the Trust, which will have an aggregate liquidation amount equal to at least 3% of the total capital of the Trust. The common securities will rank on a parity with, and payments will be made on the common securities pro rata with, the preferred securities, except that upon an event of default under the amended and restated declaration of trust resulting from an event of default under the senior or subordinated debt securities, our rights as holder of the common securities to distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the preferred securities.

      The Trust has a term of 50 years, but may dissolve earlier as provided in its amended and restated declaration of trust. The Trust’s business and affairs are conducted by the trustees. The trustees for the Trust are JPMorgan Chase Bank, as institutional trustee, Chase Manhattan Bank USA, National Association, as the Delaware trustee, and two regular trustees or “administrative trustees” who are officers of The St. Paul Companies, Inc. JPMorgan Chase Bank, as institutional trustee, will act as sole indenture trustee under the amended and restated declaration of trust. JPMorgan Chase Bank will also act as guarantee trustee under the guarantee and as indenture trustee under the subordinated debt indenture.

      The duties and obligations of each trustee are governed by the amended and restated declaration of trust. As issuer of the subordinated debt securities to be purchased by the Trust and as sponsor of the Trust, we will pay all fees, expenses, debts and obligations (other than the payment of distributions and other payments on the preferred securities) related to the Trust and any offering of the Trust’s preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. The principal executive office of the Trust is c/o The St. Paul Companies, Inc., 385 Washington Street, St. Paul, Minnesota 55102 and its telephone number is (651) 310-7911.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO

COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

      The following table sets forth our ratio of consolidated earnings to fixed charges for the years and the periods indicated:

		Year Ended December 31,
	Three Months Ended
	March 31, 2002(1)	2001	2000	1999	1998	1997

Ratio of earnings to fixed charges	4.90	—	9.03	6.43	1.65	10.06
Ratio of earnings to combined fixed charges and preferred stock dividends	4.58	—	8.32	5.88	1.52	8.88

(1)	The loss in 2001 was inadequate to cover fixed charges by $1.43 billion and combined fixed charges and preferred stock dividends by $1.45 billion.

      Earnings consist of income from continuing operations before income taxes plus fixed charges, net of capitalized interest. Fixed charges consist of interest expense before reduction for capitalized interest and one-third of rental expense, which is considered to be representative of an interest factor.

USE OF PROCEEDS

      Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include, among other things, working capital, contributions of capital to our insurance underwriting subsidiaries, capital expenditures, the repurchase of shares of common stock, the repayment of short-term borrowings or acquisitions. Unless otherwise indicated in an accompanying prospectus supplement, St. Paul Capital Trust II will use all proceeds received from the sale of its preferred securities to purchase our subordinated debt securities.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a shelf registration or continuous process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $2,000,000,000.

      This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.

      The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information”.

      When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of these documents.

      We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

      Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933 (the “Securities Act”).

      Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars (“$”).

A SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Some of the information presented or incorporated by reference in this prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as “expect”, “look”, “believe”, “anticipate”, “may”, “will”, or similar statements or variations of such terms. Examples of these forward-looking statements include statements concerning: market and other conditions and their effect on future premiums, revenues, earnings, cash flow and investment income; price increases; improved loss experience; and expense savings resulting from the restructuring actions announced in recent years.

      In light of the risks and uncertainties inherent in future projections, many of which are beyond our control, actual results could differ materially from those in forward-looking statements. These statements should not be regarded as a representation that anticipated events will occur or that expected objectives will be achieved. Risks and uncertainties include, but are not limited to, the following: competitive considerations, including the ability to implement price increases; the frequency and severity of catastrophic events; our achievement of planned expense savings; the timing and impact of our exiting of certain types of business; our ability to effect the proposed transfer of certain reinsurance business and assets to a recently formed company, which transfer is subject to such company’s completion of its initial public offering; changes in the demand for, pricing of, or supply of reinsurance or insurance; increased competitive pressure; the loss of significant customers; worse than anticipated loss developments from business written in prior years; losses due to foreign currency exchange rate fluctuations; changes in our estimate of insurance industry losses resulting from the September 11, 2001 terrorist attack; the potential impact of the global war on terrorism and Federal solutions to make available insurance coverage for acts of terrorism; regulatory developments; general economic conditions, including changing interest rates, rates of inflation and the performance of the financial markets; judicial decisions and rulings; changes in domestic and foreign laws, regulations and taxes; effects of acquisitions and divestitures; and various other factors. We undertake no obligation to release publicly the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

      We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

      The senior debt securities will constitute part of our senior debt, will be issued under a senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.

      The subordinated debt securities will constitute part of our subordinated debt, will be issued under a subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior indebtedness”, as defined in the subordinated debt indenture. The prospectus supplement for any series of subordinated debt securities will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. Neither indenture limits our ability to incur additional senior indebtedness.

      “Debt securities” in this prospectus refers to both the senior debt securities and the subordinated debt securities.

      The senior debt securities and the subordinated debt securities are each governed by a document called an indenture — the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between us and JPMorgan Chase Bank, which acts as trustee. The indentures are substantially identical, except for the covenant described below under “— Restrictive Covenants — Limitations on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries”, which is included only in the senior debt indenture, and the provisions relating to subordination, which are included only in the subordinated debt indenture.

      Reference to the indenture or the trustee with respect to any debt securities means the indenture under which those debt securities are issued and the trustee under that indenture.

      The trustee has two main roles:

•	First, the trustee can enforce your rights against us if we default on our obligations under the terms of the applicable indenture or the debt securities. There are some limitations on the extent to which the trustee acts on your behalf, described later under “— Remedies if an Event of Default Occurs”; and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

      The indentures and their associated documents contain the full legal text of the matters described in this section. The indentures and the debt securities are governed by the laws of the State of New York. A copy of the senior debt indenture, dated as of March 12, 2002, and the form of subordinated debt indenture appear as exhibits to our registration statement. See “Where You Can Find More Information” for information on how to obtain a copy.

      We may issue as many distinct series of debt securities under either indenture as we wish. This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement which describes the terms of each series of debt securities may also describe differences with the material terms summarized here.

      Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including definitions of some of the terms used in the indentures. We describe the meaning for only the more important terms. Whenever we refer to the defined terms of the indentures in this prospectus or in the prospectus supplement, those defined terms are incorporated by reference here or in the prospectus supplement. You must look to the indentures for the most complete description of what we describe in summary form in this prospectus.

      This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered.

      We may issue the debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount. The prospectus supplement relating to original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and any material additional tax considerations applicable to such debt securities.

      In addition, the specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement and the pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;

•	whether it is a series of senior debt securities or a series of subordinated debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the person to whom interest on a debt security is payable, if other than the holder on the regular record date;

•	the date or dates on which the series of debt securities will mature;

•	the rate or rates, which may be fixed or variable, per annum at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities is payable;

•	the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at our option or the option of the holder;

•	the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	if the debt securities may be converted into or exercised or exchanged for our common stock or preferred stock or any other of our securities, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	whether the debt securities are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which such resale may occur, any conditions to such resale and any right of a holder to substitute securities for the securities subject to resale;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the series of debt securities will be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of the series of debt securities which will be payable upon the declaration of acceleration of the maturity of such series of debt securities;

•	the currency of payment of principal, premium, if any, and interest on the series of debt securities;

•	if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to our or a holder’s election, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index, formula or other method used to determine the amount of payment of principal or premium, if any, and interest on the series of debt securities;

•	the applicability of the provisions described under “— Restrictive Covenants — Defeasance”;

•	any event of default under the series of debt securities if different from those described under “— Default and Related Matters — What Is an Event of Default?”;

•	if the series of debt securities will be issuable only in the form of a global security, as described under “Legal Ownership — Global Securities”, the depository or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

•	any proposed listing of the series of debt securities on any securities exchange; and

•	any other special feature of the series of debt securities.

      Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the prospectus supplement. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus.

Legal Ownership

Street Name and Other Indirect Holders

      Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by us as legal holders of debt securities. This is called holding in “street name”. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

      Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons or entities who are the direct holders of debt securities (i.e., those who are registered as holders of debt securities). As noted above, we do not have obligations to you if you hold in street name or through other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

      What Is a Global Security? A global security is a special type of indirectly held security, as described above under “— Street Name and Other Indirect Holders”.

      If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary.

      Any person wishing to own a debt security included in the global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether your series of debt securities will be issued only in the form of global securities.

      Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a registered holder of debt securities and instead deal only with the depositary that holds the global security.

      If you are an investor in debt securities that are issued only in the form of global securities, you should be aware that:

•	you cannot get debt securities registered in your own name;

•	you cannot receive physical certificates for your interest in the debt securities;

•	you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities. See “— Street Name and Other Indirect Holders”;

•	you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•	the depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

      Special Situations When Global Security Will Be Terminated. In a few special situations described later, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your own bank or broker to find out how to have your interests in debt securities transferred to your own name, so that you will be a direct holder. The rights of street name investors and direct holders in the debt securities have been previously described in the subsections entitled, “— Street Name and Other Indirect Holders” and “— Direct Holders”.

      The special situations for termination of a global security are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary;

•	when we notify the trustee that we wish to terminate the global security; or

•	when an event of default on the debt securities has occurred and has not been cured.

      Defaults are discussed later under “— Default and Related Matters”.

      The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary (and not we or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

      In the remainder of this description “you” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the previous subsection entitled “— Street Name and Other Indirect Holders”.

Overview of the Remainder of this Description

      The remainder of this description summarizes:

•	Additional Mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments;

•	your rights under several Special Situations, such as if we merge with another company or if we want to change a term of the debt securities;

•	Subordination Provisions in the subordinated debt indenture that may prohibit us from making payments on those securities;

•	a Restrictive Covenant contained in the senior debt indenture that restricts our ability to incur liens and other encumbrances on the voting stock of some of our subsidiaries. A particular series of debt securities may have additional restrictive covenants;

•	situations in which we may invoke the provisions relating to Defeasance;

•	your rights if we Default or experience other financial difficulties; and

•	our Relationship With the Trustee.

Additional Mechanics

Form, Exchange and Transfer

      The debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless otherwise indicated in the prospectus supplement, in denominations that are even multiples of $1,000.

      You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

      You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered direct holders is called the security registrar. It will also register transfers of the debt securities.

      You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

      If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

      If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Payment and Paying Agents

      We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called accrued interest.

      We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. That office is currently located at 450 West 33rd Street, 15th Floor, New York, New York 10001. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

      Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

      We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular series of debt securities.

Notices

      We and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the trustee’s records.

      Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of one year after the amount is due to direct holders will be repaid to us. After that one-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Special Situations

Mergers and Similar Events

      We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another firm, or to buy or lease substantially all of the assets of another firm. However, we may not take any of these actions unless the following conditions (among others) are met:

•	Where we merge out of existence or sell or lease substantially all our assets, the other firm may not be organized under a foreign country’s laws; that is, it must be a corporation, partnership or trust organized under the laws of a State of the United States or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities.

•	The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us notice of our default or our default having to exist for a specific period of time were disregarded.

•	It is possible that the merger, sale of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders, including the direct holders of the senior debt securities, or over our general creditors if we fail to pay them back. We have promised in our senior debt indenture to limit these preferential rights on voting stock of any designated subsidiaries, called liens, as discussed under “— Restrictive Covenants — Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries”. If a merger or other transaction would create any liens on the voting stock of our designated subsidiaries, we must comply with that restrictive covenant. We would do this either by deciding that the liens were permitted, or by following the requirements of the restrictive covenant to grant an equivalent or higher-ranking lien on the same voting stock to the direct holders of the senior debt securities.

Modification and Waiver

      There are four types of changes we can make to either indenture and the debt securities issued under that indenture.

      Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

•	change the payment due date of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount security) following a default;

•	change the place or currency of payment on a debt security;

•	impair your right to sue for payment of any amount due on your debt security;

•	impair any right that you may have to exchange or convert the debt security for or into securities or other property;

•	reduce the percentage of direct holders of debt securities whose consent is needed to modify or amend the applicable indenture;

•	reduce the percentage of direct holders of debt securities whose consent is needed to waive our compliance with certain provisions of the applicable indenture or to waive certain defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the applicable indenture.

      Changes Requiring a Majority Vote. The second type of change to a particular indenture and the debt securities is the kind that requires a vote in favor by direct holders of debt securities owning a majority of the principal amount of all series affected thereby, voting together as a single class. Most changes, including waivers, as described below, fall into this category, except for changes noted above as requiring the approval of the holders of each security affected thereby, and, as noted below, changes not requiring approval.

      Each indenture provides that a supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture which has expressly been included solely for the benefit of one or more particular series of securities, or which modifies the rights of the holders of securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the applicable indenture of the holders of securities of any other series.

      Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities.

      Changes by Waiver Requiring a Majority Vote. Fourth, we need a vote by direct holders of senior debt securities owning a majority of the principal amount of the particular series affected to obtain a waiver of certain of the restrictive covenants, including the one described later under “— Restrictive Covenants — Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries”. We also need such a majority vote to obtain a waiver of any past default, except a payment default listed in the first category described later under “— Default and Related Matters — Events of Default”.

      Modification of Subordination Provisions. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the outstanding subordinated debt securities of any one or more series in any material respect, without the consent of the direct holders of a majority in aggregate principal amount of all affected series, voting together as one class.

      Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•	for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default;

•	for debt securities whose principal amount is not known (for example, because it is based on an index) we will use a special rule for that debt security described in the prospectus supplement; or

•	for debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

      Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described under “Defeasance — Full Defeasance”.

      We will generally be entitled to set any day as a record date for the purpose of determining the direct holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In some circumstances, the trustee will be entitled to set a record date for action by direct holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are direct holders of outstanding securities of that series on the record date and must be taken within 90 days following the record date.

      Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or the debt securities or request a waiver.

Subordination Provisions

      Direct holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

      Under the subordinated debt indenture, “senior indebtedness” includes all of our obligations to pay principal, premium, interest, penalties, fees and other charges:

•	for borrowed money;

•	in the form of or evidenced by other instruments, including obligations incurred in connection with our purchase of property, assets or businesses;

•	under capital leases;

•	under letters of credit, bankers’ acceptances or similar facilities;

•	issued or assumed in the form of a deferred purchase price of property or services, such as master leases;

•	under swaps and other hedging arrangements;

•	pursuant to our guarantee of another entity’s obligations and all dividend obligations guaranteed by us; and

•	to satisfy the expenses and fees of the subordinated debt indenture trustee under the subordinated debt indenture.

      The following types of our indebtedness will not rank senior to the subordinated debt securities:

•	indebtedness we owe to a subsidiary of ours (other than the John Nuveen Company and its consolidated subsidiaries);

•	indebtedness which, by its terms, expressly provides that it does not rank senior to the subordinated debt securities;

•	indebtedness incurred in the form of trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	indebtedness we owe to any trust, other than the Trust and St. Paul Capital Trust I (a statutory business trust created under Delaware law by us), or a trustee of such trust, partnership or other entity affiliated with us, that is our financing vehicle, and which has issued equity securities or other securities that are similar to the preferred securities; and

•	indebtedness we may incur in violation of the subordinated debt indenture.

      The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or

•	(a) in the event and during the continuation of any default in the payment of principal, premium, if any, or interest on any senior indebtedness beyond any applicable grace period or (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the direct holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b).

      If the trustee under the subordinated debt indenture or any direct holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the direct holders will have to repay that money to the direct holders of the senior indebtedness.

      Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the direct holders of that series can take action against us, but they will not receive any money until the claims of the direct holders of senior indebtedness have been fully satisfied.

Restrictive Covenants

General

      We have made certain promises in each indenture called “covenants” where, among other things, we promise to maintain our corporate existence and all licenses and material permits necessary for our business. In addition, in the senior debt indenture we have made the promise described in the next paragraph. The subordinated debt indenture does not include the promise described in the next paragraph.

Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries

      Some of our property may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property over other lenders, including the direct holders of the senior debt securities, or over our general creditors if we fail to pay them back. These preferential rights are called liens. In the senior debt indenture, we promise not to create, issue, assume, incur or guarantee any indebtedness for borrowed money that is secured by a mortgage, pledge, lien, security interest or other encumbrance on any voting stock of a designated subsidiary, unless we also secure all the senior debt securities that are deemed outstanding under the senior debt indenture equally with, or prior to, the indebtedness being secured, together with, at our election, any of our or any designated subsidiary’s other indebtedness. This promise does not restrict our ability to sell or otherwise dispose of our interests in any designated subsidiary.

      As used here:

•	voting stock means all classes of stock (including any interest in such stock) outstanding of a designated subsidiary that are normally entitled to vote in elections of directors;

•	designated subsidiary means St. Paul Fire and Marine Insurance Company and any of our other subsidiaries that has assets exceeding 20% of our consolidated assets. As of the date of this prospectus, St. Paul Fire and Marine Insurance Company and United States Fidelity and Guaranty

Company are the only subsidiaries satisfying this 20% test. For purposes of applying the 20% test, the assets of a subsidiary and our consolidated assets are both determined as of the last day of the most recent calendar quarter ended at least 30 days prior to the date of the 20% test and in accordance with generally accepted accounting principles as in effect on the last day of such calendar quarter; and

•	subsidiary means a corporation, partnership or trust in which we and/or one or more of our other subsidiaries owns at least 50% of the voting stock, which is a kind of stock that ordinarily permits its owners to vote for election of directors.

Defeasance

      The following discussion of full defeasance and covenant defeasance will be applicable to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the prospectus supplement.

      Full Defeasance. If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called full defeasance, if we put in place the following arrangements for you to be repaid:

•	we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•	there must be a change in current federal tax law or a U.S. Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.);

•	we must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above; and

•	in the case of the subordinated debt securities, the following requirements must also be met:

•	no event or condition may exist that, under the provisions described above under “— Subordination Provisions”, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•	we must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of direct holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the direct holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

      If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. In addition, in the case of subordinated debt securities, the provisions described above under “— Subordination Provisions” will not apply. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

      Covenant Defeasance. Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•	we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and

•	we must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

      If we accomplish covenant defeasance, the following provisions, among others, of the indentures and the debt securities would no longer apply:

•	our promises regarding conduct of our business previously described under “— Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries”, and any other covenants applicable to the series of debt securities and described in the prospectus supplement;

•	the condition regarding the treatment of liens when we merge or engage in similar transactions, as described under “— Special Situations — Mergers and Similar Events”; and

•	the events of default relating to breach of covenants, described under “— Default and Related Matters — Events of Default — What Is an Event of Default?”.

      In addition, in the case of subordinated debt securities, the provisions described above under “— Subordination Provisions” will not apply if we accomplish covenant defeasance.

      If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs, such as our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall in the trust deposit. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default and Related Matters

Ranking With Our Other Unsecured Creditors

      The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means that you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our debt obligations and therefore they rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities are subordinate and junior in right of payment to all of our senior indebtedness, as defined in the subordinated debt indenture.

Events of Default

      You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

      What Is an Event of Default? The term “event of default” means any of the following:

•	we do not pay the principal or any premium on a debt security on its due date;

•	we do not pay interest on a debt security within 30 days of its due date;

•	we do not deposit money into a separate custodial account, known as sinking fund, when such deposit is due, if we agree to maintain any such sinking fund;

•	we remain in breach of the restrictive covenant described previously under “— Restrictive Covenants — Limitation on Liens and Other Encumbrances on Voting Stock of Designated

Subsidiaries” or any other term of the applicable indenture for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of debt securities of the affected series;

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; or

•	any other event of default described in the prospectus supplement occurs.

      Remedies If an Event of Default Occurs. If you are the holder of a subordinated debt security, all remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “— Subordination Provisions”. If an event of default has occurred and has not been cured, the trustee or the direct holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security) of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be canceled by the direct holders of at least a majority in principal amount of the debt securities of the affected series.

      Reference is made to the prospectus supplement relating to any series of debt securities which are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

      Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indentures at the request of any holders unless the direct holders offer the trustee reasonable protection from expenses and liability, called an indemnity. If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.

      Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•	the direct holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must have not received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice; and

•	the trustee must have not taken action for 90 days after receipt of the above notice and offer of indemnity.

      However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

      Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

      We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default.

Our Relationship With the Trustee

      JPMorgan Chase Bank, the trustee under the indentures and the institutional trustee and Delaware trustee to each of the Trust and St. Paul Capital Trust I (a statutory business trust created under Delaware law by us), together with its affiliates, has an aggregate $60 million participation under revolving credit agreements among us and certain banks named therein providing for aggregate borrowing by us of a maximum of $540 million. No borrowings under these facilities were outstanding at June 30, 2002. In addition, JPMorgan Chase Bank has a $50 million participation under a revolving credit agreement among The John Nuveen Company, one of our subsidiaries, and certain banks named in it providing for aggregate borrowing by The John Nuveen Company of a maximum of $250 million, $183 million of which was outstanding at June 30, 2002. JPMorgan Chase Bank is also the trustee under other indentures pursuant to which we or our subsidiaries have issued debt securities and an affiliate of JPMorgan Chase Bank has provided investment banking services to us from time to time.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

      We may issue preferred stock in one or more series, as described below. The following briefly summarizes the provisions of our restated articles of incorporation that would be important to holders of our preferred stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our restated articles of incorporation which is an exhibit to the registration statement which contains this prospectus.

      The description of most of the financial and other specific terms of your series will be in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

      As you read this section, please remember that the specific terms of your series of preferred stock as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of preferred stock.

      Reference to a series of preferred stock means all of the shares of preferred stock issued as part of the same series under a certificate of designations filed as part of our restated articles of incorporation. Reference to your prospectus supplement means the prospectus supplement describing the specific terms of the preferred stock you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Our Authorized Preferred Stock

      Under our restated articles of incorporation our board of directors is authorized, without further action by our shareholders, to establish from the 5,000,000 undesignated shares authorized by our restated articles of incorporation one or more classes and series, to designate each such class and series, to fix the relative rights and preferences of each such class and series and to issue such shares. Such rights and preferences may be superior to common stock as to dividends, distributions of assets (upon liquidation or otherwise) and voting rights. Undesignated shares may be convertible into shares of any other series or class of stock, including common stock, if our board of directors so determines. Our board of directors will fix the terms of the series of preferred stock it designates by resolution adopted before we issue any shares of the series of preferred stock.

      The prospectus supplement relating to the particular series of preferred stock will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

•	the offering price at which we will issue the preferred stock;

•	the title, designation of number of shares and stated value of the preferred stock;

•	the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to cumulate;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our restated articles of incorporation.

      When we issue and receive payment for shares of preferred stock, the shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank on a parity in all respects with each other series of preferred stock and prior to our common stock as to dividends and any distribution of our assets.

      The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes and may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Our board of directors’ ability to issue shares of preferred stock may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to acquire us without negotiating with our board of directors.

Redemption

      If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder’s, and may be mandatorily redeemed.

      Any restriction on the repurchase or redemption by us of our preferred stock while we are in arrears in the payment of dividends will be described in the applicable prospectus supplement.

      Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

      Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.

Dividends

      Holders of each series of preferred stock will be entitled to receive dividends when, as and if declared by our board of directors from funds legally available for payment of dividends. The rates and dates of payment of dividends will be set forth in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement.

      We may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to the series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

      Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.

Conversion or Exchange Rights

      The prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of our preferred stock or our other securities or debt or equity securities of third parties.

Liquidation Preference

      In the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of each series of our preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on the common stock or on any securities ranking junior to the preferred stock upon liquidation, dissolution or winding-up.

      If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other securities will have the right to a ratable portion of our available assets, up to the full liquidation preference of each security. Holders of these series of preferred stock or other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

      The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the certificate of designations establishing the series; or

•	as required by applicable law.

Transfer Agent and Registrar

      The transfer agent, registrar and dividend disbursement agent for the preferred stock will be stated in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER

      The following briefly summarizes the provisions of the depositary shares and depositary receipts that we may issue from time to time and which would be important to holders of depositary receipts, other than pricing and related terms which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered and provide any additional provisions applicable to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to the terms and provisions of the form of deposit agreement filed as an exhibit to the registration statement which contains this prospectus.

Description of Depositary Shares

      We may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction or the multiple of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

      We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company which we will select as our preferred stock depositary. We will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.

Depositary Receipts

      The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Withdrawal of Preferred Stock

      Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Dividends and Other Distributions

      The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred stock, after deducting its fees and expenses. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares.

      In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

      The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary Shares

      If the series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable methods as the depositary will decide.

      After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that we deposit with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of one year from the date we deposit the funds.

Voting the Preferred Stock

      Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will (1) describe the matters to be voted on and (2) explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. We agree to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. If the depositary does not receive specific instructions from the holders of any depositary shares, it will vote all shares of that series held by it proportionately with instructions received.

Conversion or Exchange

      The depositary, with our approval or at our instruction, will convert or exchange all depositary shares if the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will need to deposit the other preferred stock, common stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.

      The exchange or conversion rate per depositary share will be equal to:

•	the exchange or conversion rate per share of preferred stock, multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share;

•	plus all money and any other property represented by one depositary share; and

•	including all amounts per depositary share paid by us for dividends that have accrued on the preferred stock on the exchange or conversion date and that have not been paid.

      The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of our preferred stock or common stock or to exchange the preferred stock for securities of another issuer. If the depositary shares carry this right, we would agree that, upon the payment of any applicable fees, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.

Amendment and Termination of the Deposit Agreement

      We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges (other than any change in the fees of any depositary, registrar or transfer agent) or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “— Withdrawal of Preferred Stock”, to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

      The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

      We may also terminate the deposit agreement at any time we wish. If we do so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.

Charges of Depositary and Expenses

      We will pay the fees, charges and expenses of the depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them. If the depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts

      The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary as follows:

•	we and the depositary are only liable to the holders of depositary receipts for negligence or willful misconduct;

•	we and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity; and

•	we and the depositary may rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

Resignation and Removal of Depositary

      The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Within 60 days after the delivery of the notice of resignation or removal of the depositary, we will appoint a successor depositary.

DESCRIPTION OF OUR COMMON STOCK

      The following briefly summarizes the provisions of our restated articles of incorporation and bylaws that would be important to holders of common stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our restated articles of incorporation and bylaws which are exhibits to the registration statement which contains this prospectus.

Our Common Stock

      Our authorized capital stock includes 480,000,000 shares of common stock. As of June 28, 2002, there were 208,431,070 shares of common stock outstanding, which were held by 17,197 shareholders of record.

      Each share of common stock is entitled to participate pro rata in distributions upon liquidation, subject to the rights of holders of preferred shares, and to one vote on all matters submitted to a vote of shareholders, including the election of directors. A vote of two-thirds of the voting power of all outstanding voting shares is required in order to approve certain business combinations or to amend the provisions in our restated articles of incorporation applicable to such business combinations. Holders of common stock have no preemptive or similar equity preservation rights, and cumulative voting of shares in the election of directors is prohibited.

      The holders of common stock may receive cash dividends as declared by our board of directors out of funds legally available for that purpose, subject to the rights of any holders of preferred shares. We are a holding company, and our primary source for the payment of dividends is dividends from our subsidiaries. Various state laws and regulations limit the amount of dividends that may be paid to us by our insurance subsidiaries.

      The outstanding shares of common stock are, and the shares of common stock offered by the registration statement when issued will be, fully paid and nonassessable.

      Our common stock is listed on the New York Stock Exchange under the symbol “SPC”.

Transfer Agent

      The transfer agent and registrar for our common stock is Wells Fargo Bank Minnesota, N.A.

Limitation of Liability and Indemnification Matters

      We are subject to Minnesota Statutes, Chapter 302A. Minnesota Statutes, Section 302A.521, provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity (as defined) of that person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan), settlements and reasonable expenses (including attorneys’ fees and disbursements), incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of that person complained of in the proceeding, that person:

•	has not been indemnified therefor by another organization or employee benefit plan;

•	acted in good faith;

•	received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied;

•	in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

•	reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in that person’s official capacity for the corporation, or, in the case of acts or omissions in that person’s official capacity for other affiliated organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

      Our bylaws provide that, subject to the limitations of the next sentence, we will indemnify and make permitted advances to a person made or threatened to be made a party to a proceeding by reason of his former or present official capacity against judgments, penalties, fines (including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan), settlements and reasonable expenses (including, without limitation, attorneys’ fees and disbursements) incurred by that person in connection with the proceeding in the manner and to the fullest extent permitted or required by Section 302A.521. However, we will neither indemnify nor make advances under Section 302A.521 to any person who at the time of the occurrence or omission, which is claimed to have given rise to the matter which is the subject of the proceeding, only had an agency relationship to us and was not at that time our officer, director or employee unless such person and we were at that time parties to a written contract for indemnification or advances with respect to such matter or unless our board of directors specifically authorizes such indemnification or advances.

      We have directors’ and officers’ liability insurance policies, with coverage of up to $250 million, subject to various deductibles and exclusions from coverage.

DESCRIPTION OF WARRANTS WE MAY OFFER

General

      We may issue warrants to purchase senior debt securities, subordinated debt securities, preferred stock, common stock or any combination of these securities and these warrants may be issued by us independently or together with any underlying securities and may be attached or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

      The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which has been filed as an exhibit to the registration statement which contains this prospectus.

      The applicable prospectus supplement will describe the terms of any warrants that we may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

      Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise of Warrants

      A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement.

Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

      Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

      The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF STOCK PURCHASE CONTRACTS WE MAY OFFER

      We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of shares of our common stock or preferred stock, as applicable, at a future date or dates. The price per share of common stock or preferred stock, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish.

      The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•	whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock or preferred stock, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts; and

•	whether the stock purchase contracts will be issued in fully registered or global form.

      The applicable prospectus supplement will describe the terms of any stock purchase contracts. The preceding description and any description of stock purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such stock purchase contracts.

DESCRIPTION OF UNITS WE MAY OFFER

      We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

      The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

      The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

DESCRIPTION OF PREFERRED SECURITIES THAT THE TRUST MAY OFFER

      The following summary outlines the material terms and provisions of the preferred securities that the Trust may offer. The particular terms of any preferred securities the Trust offers and the extent if any to which these general terms and provisions may or may not apply to the preferred securities will be described in the applicable prospectus supplement.

      The Trust will issue the preferred securities under an amended and restated declaration of trust, which we will enter into at the time of any offering of preferred securities by the Trust. The amended and restated declaration of trust for the Trust is subject to and governed by the Trust Indenture Act of 1939 and Chase Manhattan Bank USA, National Association will act as Delaware trustee and JPMorgan Chase Bank will act as institutional trustee under the amended and restated declaration of trust for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the preferred securities will be those contained in the applicable amended and restated declaration of trust and those made part of the amended and restated declaration of trust by the Trust Indenture Act and the Delaware Business Trust Act. The following summary may not be complete and is subject to and qualified in its entirety by reference to the form of amended and restated declaration of trust, which is filed as an exhibit to the registration statement which contains this prospectus, the Trust Indenture Act and the Delaware Business Trust Act.

Terms

      The amended and restated declaration of trust will provide that the Trust may issue, from time to time, only one series of preferred securities and one series of common securities. The preferred securities will be offered to investors and the common securities will be held by us. The terms of the preferred securities, as a general matter, will mirror the terms of the senior or the subordinated debt securities that we will issue to the Trust in exchange for the proceeds of the sales of the preferred and common securities, and any conversion feature applicable to the preferred securities will mirror the terms of the convertible debt securities or warrants, if any, that we will have issued to the Trust. If we fail to make a payment on the senior or the subordinated debt securities, the Trust holding those debt securities will not have sufficient funds to make related payments, including cash distributions, on its preferred securities. If the preferred securities are convertible into or exchangeable for shares of our common stock or other securities, in the event that we fail to perform under any convertible debt securities or warrants we issue to the Trust, the Trust will be unable to distribute to the holders any of our shares of common stock or other securities to be distributed to the holders of the preferred securities upon their conversion.

      You should refer to the applicable prospectus supplement relating to the preferred securities for specific terms of the preferred securities, including, but not limited to:

•	the distinctive designation of the preferred securities and common securities;

•	the total and per-security-liquidation amount of the preferred securities;

•	the annual distribution rate, or method of determining the rate at which the Trust issuing the securities will pay distributions, on the preferred securities and the date or dates from which distributions will accrue;

•	the date or dates on which the distributions will be payable and any corresponding record dates;

•	whether distributions on preferred securities will be cumulative, and, in the case of preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities will be cumulative;

•	the right, if any, to defer distributions on the preferred securities upon extension of the interest payment period of the related subordinated debt securities;

•	whether the preferred securities are to be issued in book-entry form and represented by one or more global certificates and, if so, the depositary for the global certificates and the specific terms of the depositary arrangement;

•	the amount or amounts which will be paid out of the assets of the Trust issuing the securities to the holders of preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the Trust;

•	any obligation of the Trust to purchase or redeem preferred securities issued by it and the terms and conditions relating to any redemption obligation;

•	any voting rights of the preferred securities;

•	any terms and conditions upon which the debt securities held by the Trust issuing the securities may be distributed to holders of preferred securities;

•	if the preferred securities may be converted into or exercised or exchanged for our common stock or preferred stock or any other of our securities, the terms on which conversion, exercise or exchange is mandatory, at the option of the holder or at the option of the Trust, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	whether the preferred securities are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which such resale may occur, any conditions to such resale and any right of a holder to substitute securities for the securities subject to resale;

•	any securities exchange on which the preferred securities will be listed; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the preferred securities not inconsistent with the amended and restated declaration of trust or with applicable law.

      We will guarantee the preferred securities to the extent described below under “Description of Trust Guarantee”. Our guarantee, when taken together with our obligations under the related debt securities and the related indenture and any warrants and related warrant agreement, and our obligations under the amended and restated declaration of trust, would provide a full, irrevocable and unconditional guarantee of amounts due on any preferred securities and the distribution of any securities to which the holders would be entitled upon conversion of the preferred securities, if the preferred securities are convertible into or exchangeable for shares of our common stock or other securities. Certain United States federal income tax considerations applicable to any offering of preferred securities will be described in the applicable prospectus supplement.

Liquidation Distribution Upon Dissolution

      Unless otherwise specified in an applicable prospectus supplement, the amended and restated declaration of trust states that the Trust will be dissolved:

•	on the expiration of the term of the Trust;

•	upon bankruptcy, dissolution or liquidation of us or the holder of the common securities of the Trust;

•	upon our written direction to the institutional trustee to dissolve the Trust and distribute the related subordinated debt securities directly to the holders of the preferred securities and common securities;

•	upon the redemption by the Trust of all of the preferred and common securities in accordance with their terms; or

•	upon entry of a court order for the dissolution of the Trust.

      Unless otherwise specified in an applicable prospectus supplement, in the event of a dissolution as described above other than in connection with redemption, after the Trust satisfies all liabilities to its creditors as provided by applicable law, each holder of the preferred or common securities issued by the Trust will be entitled to receive:

•	the related debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the preferred or common securities held by the holder; or

•	if any distribution of the related debt securities is determined by the institutional trustee not to be practical, cash equal to the aggregate liquidation amount of the preferred or common securities held by the holder, plus accumulated and unpaid distributions to the date of payment, and.

•	if we issued warrants to the trust, a number of warrants equal to the holders proportionate share to total number of warrants held by the Trust.

      If the Trust cannot pay the full amount due on its preferred and common securities because it has insufficient assets available for payment, then the amounts payable by the Trust on its preferred and common securities will be paid on a pro rata basis. However, if an event of default under the indenture has occurred and is continuing with respect to any series of related debt securities, the total amounts due on the preferred securities will be paid before any distribution on the common securities.

Events of Default

      The following will be events of default under the amended and restated declaration of trust:

•	an event of default under the subordinated debt indenture occurs with respect to any related series of subordinated debt securities; or

•	any other event of default specified in the applicable prospectus supplement occurs.

      If an event of default with respect to a related series of debt securities occurs and is continuing under the related indenture, and the related indenture trustee or the holders of not less than 25% in aggregate principal amount of the related debt securities outstanding fail to declare the principal amount of all of such debt securities to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the outstanding preferred securities of the trust holding the debt securities will have the right to declare such principal amount immediately due and payable by providing written notice to us, the institutional trustee and the indenture trustee under the related indenture.

      At any time after a declaration of acceleration has been made with respect to a related series of debt securities and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in liquidation amount of the affected preferred securities may rescind any declaration of acceleration with respect to the related debt securities and its consequences:

•	if we deposit with the trustee funds sufficient to pay all overdue principal of and premium and interest on the related debt securities and other amounts due to the indenture trustee and the institutional trustee; and

•	if all existing events of default with respect to the related subordinated debt securities have been cured or waived except non-payment of principal on the related subordinated debt securities that has become due solely because of the acceleration.

      The holders of a majority in liquidation amount of the affected preferred securities may waive any past default under the indenture with respect to related debt securities, other than a default in the payment of principal of, or any premium or interest on, any related debt security or a default with respect to a covenant or provision that cannot be amended or modified without the consent of the holder of each affected outstanding related debt security. In addition, the holders of at least a majority in liquidation amount of the affected preferred securities may waive any past default under the amended and restated declaration of trust.

      The holders of a majority in liquidation amount of the affected preferred securities shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the institutional trustee or to direct the exercise of any trust or power conferred on the institutional trustee under the amended and restated declaration of trust.

      A holder of preferred securities may institute a legal proceeding directly against us, without first instituting a legal proceeding against the institutional trustee or anyone else, for enforcement of payment to the holder of principal and any premium or interest on the related series of debt securities having a principal amount equal to the aggregate liquidation amount of the preferred securities of the holder, if we fail to pay principal and any premium or interest on the related series of debt securities when payable.

      We are required to furnish annually, to the institutional trustee for the Trust, officers’ certificates to the effect that, to the best knowledge of the individuals providing the certificates, we and the Trust are not in default under the applicable amended and restated declaration of trust or, if there has been a default, specifying the default and its status.

Consolidation, Merger or Amalgamation of the Trust

      The Trust may not consolidate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as described in “— Liquidation Distribution Upon Dissolution”. The Trust may, with the consent of the administrative trustees but without the consent of the holders of the outstanding preferred securities or the other trustees of the Trust, consolidate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized under the laws of any State if:

•	the successor entity either:

•	expressly assumes all of the obligations of the Trust relating to its preferred and common securities; or

•	substitutes for the Trust’s preferred securities other securities having substantially the same terms as the preferred securities, so long as the substituted successor securities rank the same as the preferred securities for distributions and payments upon liquidation, redemption and otherwise;

•	we appoint a trustee of the successor entity who has substantially the same powers and duties as the institutional trustee of the Trust;

•	the successor securities are listed or traded, or any substituted successor securities will be listed upon notice of issuance, on the same national securities exchange or other organization on which the preferred securities are then listed or traded, if any;

•	the merger event does not cause the preferred securities or any substituted successor securities to be downgraded by any national rating agency;

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the preferred or common securities or any substituted successor securities in any material respect;

•	the successor entity has a purpose substantially identical to that of the Trust;

•	prior to the merger event, we shall provide to the Trust an opinion of counsel from a nationally recognized law firm stating that:

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the Trust’s preferred or common securities in any material respect;

•	following the merger event, neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

•	following the merger event, the Trust or the successor entity will continue to be classified as a grantor trust for United States federal tax purposes; and

•	we own, or our permitted transferee owns, all of the common securities of the successor entity and we guarantee or our permitted transferee guarantees the obligations of the successor entity under the substituted successor securities at least to the extent provided under the applicable preferred securities guarantee.

      In addition, unless all of the holders of the preferred securities approve otherwise, the Trust may not consolidate, amalgamate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity, or permit any other entity to consolidate, amalgamate, merge with or into or replace it if the transaction would cause the Trust or the successor entity to be taxable as a corporation or classified other than as a grantor trust for United States federal income tax purposes.

Voting Rights

      Unless otherwise specified in the applicable prospectus supplement, the holders of the preferred securities will have no voting rights except as discussed below and under “— Amendment to the Trust Agreement” and “Description of Trust Guarantee — Modification of the Trust Guarantee; Assignment” and as otherwise required by law.

      If any proposed amendment to the amended and restated declaration of trust provides for, or the trustee of the Trust otherwise proposes to effect:

•	any action that would adversely affect the powers, preferences or special rights of the preferred securities in any material respect, whether by way of amendment to the amended and restated declaration of trust or otherwise; or

•	the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the amended and restated declaration of trust,

then the holders of the affected preferred securities as a class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by the holders of at least a majority in aggregate liquidation amount of the affected preferred securities.

      The holders of a majority in aggregate liquidation amount of the preferred securities issued by the Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee, or direct the exercise of any trust or power conferred upon the institutional trustee under the amended and restated declaration of trust, including the right to direct the institutional trustee, as holder of the debt securities and, if applicable, the warrants, to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee for any related subordinated debt securities or execute any trust or power conferred on the indenture trustee with respect to the related debt securities;

•	if we issue warrants to the Trust, direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee as the registered holder of the warrants;

•	waive certain past defaults under the indenture with respect to any related debt securities, or the warrant agreement with respect to any warrants;

•	cancel an acceleration of the maturity of the principal of any related debt securities; or

•	consent to any amendment, modification or termination of the indenture or any related debt securities or the warrant agreement or warrants where consent is required.

      In addition, before taking any of the foregoing actions, we will provide to the institutional trustee an opinion of counsel experienced in such matters to the effect that, as a result of such actions, the trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes.

      The institutional trustee will notify all preferred securities holders of the Trust of any notice of default received from the indenture trustee with respect to the debt securities held by the Trust.

      Any required approval of the holders of preferred securities may be given at a meeting of the holders of the preferred securities convened for the purpose or pursuant to written consent. The administrative trustees will cause a notice of any meeting at which holders of securities are entitled to vote to be given to each holder of record of the preferred securities at the holder’s registered address at least 7 days and not more than 60 days before the meeting.

      No vote or consent of the holders of the preferred securities will be required for the Trust to redeem and cancel its preferred securities in accordance with its amended and restated declaration of trust.

      Notwithstanding that holders of the preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by us, or any affiliate of ours will, for purposes of any vote or consent, be treated as if they were not outstanding.

Amendment to the Trust Agreement

      The amended and restated declaration of trust may be amended from time to time by us and the institutional trustee and the administrative trustees of the Trust, without the consent of the holders of the preferred securities, to:

•	cure any ambiguity or correct or supplement any provision which may be defective or inconsistent with any other provision;

•	add to the covenants, restrictions or obligations of the sponsor; or

•	modify, eliminate or add to any provisions to the extent necessary to ensure that the Trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, to ensure that the subordinated debt securities held by the Trust are treated as indebtedness for United States federal income tax purposes or to ensure that the Trust will not be required to register as an investment company under the Investment Company Act of 1940;

provided, however, that, in each case, the amendment would not adversely affect in any material respect the interests of the holders of the preferred securities.

      Other amendments to the amended and restated declaration of trust may be made by us and the trustees of the Trust upon approval of the holders of a majority in aggregate liquidation amount of the outstanding preferred securities of the Trust and receipt by the trustees of an opinion of counsel to the effect that the amendment will not cause the Trust to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, affect the treatment of the subordinated debt securities held by the Trust as indebtedness for United States federal income tax purposes or affect the Trust’s exemption from the Investment Company Act of 1940.

      Notwithstanding the foregoing, without the consent of each affected holder of common or preferred securities of the Trust, an amended and restated declaration of trust may not be amended to:

•	change the amount or timing of any distribution on the common or preferred securities of the Trust or otherwise adversely affect the amount of any distribution required to be made in respect of the securities as of a specified date;

•	change any of the conversion or redemption provisions; or

•	restrict the right of a holder of any securities to institute suit for the enforcement of any payment on or after the distribution date.

Removal and Replacement of Trustees

      Unless an event of default exists under the debt securities or, if the preferred securities are convertible and there is a separate warrant agreement, the warrant agreement, we may remove the institutional trustee and the Delaware trustee at any time. If an event of default exists, the institutional trustee and the Delaware trustee may be removed only by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees, because these voting rights are vested exclusively in us as the holder of all the Trust’s common securities. No resignation or removal of the institutional trustee or the Delaware trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the amended and restated declaration of trust.

Merger or Consolidation of Trustees

      Any entity into which the institutional trustee or the Delaware trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the trustee, shall be the successor of the trustee under the applicable amended and restated declaration of trust; provided, however, that the entity shall be otherwise qualified and eligible.

Information Concerning the Institutional Trustee

      For matters relating to compliance with the Trust Indenture Act of 1939, the institutional trustee for the Trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act of 1939. Except if an event of default exists under the amended and restated declaration of trust, the institutional trustee will undertake to perform only the duties specifically set forth in the amended and restated declaration of trust. While such an event of default exists, the institutional trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the institutional trustee is not obligated to exercise any of the powers vested in it by the amended and restated declaration of trust at the request of any holder of preferred securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur. But the holders of preferred securities will not be required to offer indemnity if the holders, by exercising their voting rights, direct the institutional trustee to take any action following a declaration event of default.

      JPMorgan Chase Bank, which is the institutional trustee for the Trust and St. Paul Capital Trust I (a statutory business trust created under Delaware law by us), also serves as the senior debt indenture trustee, the subordinated debt indenture trustee and the guarantee trustee under the trust guarantee described below. We and certain of our affiliates maintain banking relationships with JPMorgan Chase Bank, which are described above under “Description of Debt Securities We May Offer — Our Relationship With the Trustee”.

Miscellaneous

      The administrative trustees of the Trust are authorized and directed to conduct the affairs of and to operate the Trust in such a way that:

•	the Trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes;

•	the debt securities held by the Trust will be treated as indebtedness of ours for United States federal income tax purposes; and

•	the Trust will not be deemed to be an investment company required to be registered under the Investment Company Act of 1940.

      We and the trustees are authorized to take any action, so long as it is consistent with applicable law, the certificate of trust or the amended and restated declaration of trust, that we and the trustees determine to be necessary or desirable for the above purposes, as long as it does not materially and adversely affect the holders of the preferred securities.

      Registered holders of the preferred securities have no preemptive or similar rights.

      The Trust may not, among other things, incur indebtedness or place a lien on any of its assets.

Governing Law

      The amended and restated declaration of trust and the preferred securities will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

DESCRIPTION OF TRUST GUARANTEE

      The following describes certain general terms and provisions of the trust guarantee which we will execute and deliver for the benefit of the holders from time to time of preferred securities. The trust guarantee will be separately qualified as an indenture under the Trust Indenture Act of 1939, and JPMorgan Chase Bank will act as indenture trustee under the trust guarantee for the purposes of compliance with the provisions of the Trust Indenture Act of 1939. The terms of the trust guarantee will be those contained in the trust guarantee and those made part of the trust guarantee by the Trust Indenture Act of 1939. The following summary may not be complete and is subject to and qualified in its entirety by reference to the form of trust guarantee, which is filed as an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act of 1939. The trust guarantee will be held by the guarantee trustee of the Trust for the benefit of the holders of the preferred securities.

General

      We will irrevocably and unconditionally agree to pay or make the following payments or distributions with respect to preferred securities, in full, to the holders of the preferred securities, as and when they become due regardless of any defense, right of set-off or counterclaim that the Trust may have except for the defense of payment:

•	any accrued and unpaid distributions which are required to be paid on the preferred securities, to the extent the Trust does not make such payments or distributions but has sufficient funds available to do so;

•	any distributions of our common stock or preferred stock or any other of our securities, in the event that the preferred securities may be converted into or exercised for our common stock or preferred stock, to the extent the conditions of such conversion or exercise have occurred or have been satisfied and the Trust does not distribute such shares or other securities but has received such shares or other securities;

•	the redemption price and all accrued and unpaid distributions to the date of redemption with respect to any preferred securities called for redemption, to the extent the Trust does not make such payments or distributions but has sufficient funds available to do so; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of related subordinated debt securities to the holders of preferred securities or the redemption of all of the preferred securities), the lesser of:

•	the total liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment, to the extent the Trust does not make such payments or distributions but has sufficient funds available to do so; and

•	the amount of assets of the Trust remaining available for distribution to holders of such preferred securities in liquidation of the Trust.

      Our obligation to make a payment under the trust guarantee may be satisfied by our direct payment of the required amounts to the holders of preferred securities to which the trust guarantee relates or by causing the Trust to pay the amounts to the holders.

Modification of the Trust Guarantee; Assignment

      Except with respect to any changes which do not adversely affect the rights of holders of preferred securities in any material respect (in which case no vote will be required), the trust guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding preferred securities to which the trust guarantee relates. The manner of obtaining the approval of holders of the preferred securities will be described in an accompanying prospectus supplement. All guarantees and agreements contained in the trust guarantee will bind our successors, assigns, receivers, trustees and representatives and will be for the benefit of the holders of the outstanding preferred securities to which the trust guarantee relates.

Termination

      The trust guarantee will terminate when any of the following has occurred:

•	all preferred securities to which the trust guarantee relates have been paid in full or redeemed in full by us, the Trust or both;

•	the subordinated debt securities held by the Trust have been distributed to the holders of the preferred securities; or

•	the amounts payable in accordance with the amended and restated declaration of trust upon liquidation of the Trust have been paid in full.

      The trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities to which the trust guarantee relates must restore payment of any amounts paid on the preferred securities or under the trust guarantee.

Events of Default

      There will be an event of default under the trust guarantee if we fail to perform any of our payment or other obligations under the trust guarantee. However, other than with respect to a default in payment of any guarantee payment, we must have received notice of default and not have cured the default within 90 days after receipt of the notice. We, as guarantor, will be required to file annually with the guarantee trustee a certificate regarding our compliance with the applicable conditions and covenants under our trust guarantee.

      The trust guarantee will constitute a guarantee of payment and not of collection. The holders of a majority in liquidation amount of the preferred securities to which the trust guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the trust guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the trust guarantee. If the guarantee trustee fails to enforce the trust guarantee, any holder of preferred securities to which the trust guarantee relates may institute a legal proceeding directly against us to enforce the holder’s rights under the trust guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any one else. If we do not make a guarantee payment, a holder of preferred securities may directly institute a proceeding against us for enforcement of the trust guarantee for such payment.

Status of the Trust Guarantee

      The applicable prospectus supplement relating to the preferred securities will indicate whether the trust guarantee is our senior or subordinated obligation. If the trust guarantee is our senior obligation it will be our general unsecured obligation and will rank equal to our other senior and unsecured obligations.

      If the trust guarantee is our subordinated obligation, it will be our general unsecured obligation and will rank as follows:

•	subordinate and junior in right of payment to all of our senior indebtedness, as defined in the subordinated debt indenture;

•	on parity with our most senior preferred or preference stock currently outstanding or issued in the future, with any guarantees of other preferred securities we or our affiliates may issue and with other issues of subordinated debt securities; and

•	senior to our common stock.

      The terms of the preferred securities provide that each holder of preferred securities by acceptance of the preferred securities agrees to any subordination provisions and other terms of the trust guarantee relating to applicable subordination.

Information Concerning the Guarantee Trustee

      The guarantee trustee, except if we default under the trust guarantee, will undertake to perform only such duties as are specifically set forth in the trust guarantee and, in case a default with respect to the trust guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will not be obligated to exercise any of the powers vested in it by the trust guarantee at the request of any holder of the preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it may incur.

Governing Law

      The trust guarantee will be governed by and construed in accordance with the laws of the State of New York.

Effect of Obligations Under the Subordinated Debt Securities and the Trust Guarantee

      As long as we may make payments of interest and any other payments when they are due on the subordinated debt securities held by the Trust, those payments will be sufficient to cover distributions and any other payments due on the preferred securities issued by the Trust because of the following factors:

•	the total principal amount of the subordinated debt securities held by the Trust will be equal to the total stated liquidation amount of the preferred securities and common securities issued by the Trust;

•	the interest rate and the interest payment dates and other payment dates on the subordinated debt securities held by the Trust will match the distribution rate and distribution payment dates and other payment dates for the preferred securities and common securities issued by the Trust;

•	we will pay, and the Trust will not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the Trust (other than obligations under the trust securities); and

•	the amended and restated declaration of trust will further provide that the Trust is not authorized to engage in any activity that is not consistent with its limited purposes.

      We will irrevocably guarantee payments of distributions and other amounts due on the preferred securities to the extent the Trust has funds available to pay such amounts as and to the extent set forth under “Description of Trust Guarantee”. Taken together, our obligations under the subordinated debt securities, the subordinated debt indenture, the amended and restated declaration of trust and the trust guarantee will provide a full, irrevocable and unconditional guarantee of the Trust’s payments of distributions and other amounts due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes this trust guarantee. Only the combined operation of these documents effectively provides a full, irrevocable and unconditional guarantee of the Trust’s obligations under the preferred securities.

      If and to the extent that we do not make the required payments on the subordinated debt securities, the Trust will not have sufficient funds to make its related payments, including distributions on the preferred securities. Our trust guarantee will not cover any payments when the Trust does not have sufficient funds available to make those payments. Your remedy, as a holder of preferred securities, is to institute a direct action against us. Our obligations under the trust guarantee will be subordinate to all of our senior indebtedness.

PLAN OF DISTRIBUTION

      We and the Trust may offer and sell the securities from time to time as follows:

•	to or through underwriters or dealers;

•	directly to other purchasers;

•	through designated agents; or

•	through a combination of any of these methods of sale.

      Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

      Because the National Association of Securities Dealers, Inc. (“NASD”) views securities such as the preferred securities as interest in a direct participation program, any offering of preferred securities by the Trust will be made in compliance with Rule 2810 of the NASD’s Conduct Rules.

      In some cases, we and the Trust may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

      The securities we and the Trust distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

      We and the Trust may solicit offers to purchase securities directly from the public from time to time. We and the Trust may also designate agents from time to time to solicit offers to purchase securities from the public on our or the Trust’s behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we or the Trust may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

      In connection with the sale of securities, underwriters may receive compensation from us or the Trust or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us or the Trust, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement.

      Unless otherwise specified in the related prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We and the Trust may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

      If dealers are utilized in the sale of the securities, we and the Trust will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

      We and the Trust may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities which may entitle these persons to indemnification by us and the Trust against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.

      In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

      The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

      These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

      We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any securities in any jurisdiction where it is unlawful.

      Underwriters, dealers and agents may engage in transactions with or perform services for us or the Trust, or be customers of ours or the Trust, in the ordinary course of business.

VALIDITY OF SECURITIES

      Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the Trust and its preferred securities will be passed upon for the Trust and us by Richards, Layton & Finger, P.A., Wilmington, Delaware. Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Bruce A. Backberg, Esq., our Senior Vice President, and for the underwriters, if any, by Sullivan & Cromwell, New York, New York. Mr. Backberg may rely as to matters of New York law upon the opinion of Sullivan & Cromwell, and Sullivan & Cromwell may rely as to matters of Minnesota law upon the opinion of Mr. Backberg. As of June 30, 2002, Mr. Backberg owned, directly and indirectly, 20,289 shares of our common stock, 421 shares of our Series B Convertible Preferred Stock and currently exercisable options to purchase 85,135 additional shares of our common stock. Sullivan & Cromwell regularly provides legal services to us.

EXPERTS

      Our consolidated financial statements and financial statement schedules I through V as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, which are included in or incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2001 and which have been incorporated by reference in this registration statement, have been audited by KPMG LLP, independent accountants, as set forth in their reports thereon incorporated by reference herein. The financial statements and financial statement schedules referred to above are included in reliance upon such reports of KPMG LLP, given upon the authority of such firm as experts in accounting and auditing. The audit reports covering the December 31, 2001 financial statement and schedules refer to changes in the Company’s methods of accounting for derivative instruments and hedging activities and insurance-related assessments.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our common stock is traded on the New York Stock Exchange under the symbol “SPC”. You may inspect the reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

      The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and filings that we make after the date of filing the initial registration statement and prior to the effectiveness of that registration statement, and any future filings made by us with the SEC under Sections 13(a), 13(c), 24 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities that we have registered:

•	Annual Report on Form 10-K for the year ended December 31, 2001;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

•	Current Reports on Form 8-K filed March 5, March 13, April 26, June 3 and July 16, 2002; and

•	Proxy Statement for the Annual Meeting of Shareholders held on May 7, 2002.

      You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

      Corporate Secretary, The St. Paul Companies, Inc., 385 Washington Street, St. Paul, Minnesota 55102. (651) 310-7911.

      We have not included or incorporated by reference in this prospectus any separate financial statements of the Trust. We do not believe that these financial statements would provide holders of preferred securities with any important information for the following reasons:

•	we will own all of the voting securities of the Trust;

•	the Trust does not and will not have any independent operations other than to issue securities and to purchase and hold our subordinated debt securities; and

•	we are fully and unconditionally guaranteeing the obligations of the Trust as described in this prospectus.

      Although the Trust would normally be required to file information with the SEC on an ongoing basis, we expect the SEC to exempt the Trust from filing this information for as long as we continue to file our information with the SEC.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution*

SEC registration fee	$137,908
Accounting fees and expenses	25,000
Legal fees and expenses	75,000
Printing expenses	25,000
Trustee fees and expenses	20,000
Rating agency fees	250,000
Miscellaneous	10,000

Total	542,908

*	All fees and expenses other than the SEC registration fee are estimated. The St. Paul Companies, Inc. will pay all expenses.

Item 15.     Indemnification of Directors and Officers

      The St. Paul is subject to Minnesota Statutes, Chapter 302A. Minnesota Statutes, Section 302A.521, provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity (as defined) of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan), settlements and reasonable expenses (including attorneys’ fees and disbursements), incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person’s official capacity for the corporation, or, in the case of acts or omissions in such person’s official capacity for other affiliated organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

      The Bylaws of The St. Paul provide that, subject to the limitations of the next sentence, it will indemnify and make permitted advances to a person made or threatened to be made a party to a proceeding by reason of his former or present official capacity against judgments, penalties, fines (including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan), settlements and reasonable expenses (including, without limitation, attorneys’ fees and disbursements) incurred by him in connection with the proceeding in the manner and to the fullest extent permitted or required by Section 302A.521. Notwithstanding the foregoing, The St. Paul will neither indemnify nor make advances under Section 302A.521 to any person who at the time of the occurrence or omission claimed to have given rise to the matter which is the subject of the proceeding only had an agency relationship to The St. Paul and was not at that time an officer, director or employee thereof unless such person and The St. Paul were at that time parties to a written contract for indemnification or advances with respect to such matter or unless the board specifically authorizes such indemnification or advances.

      The St. Paul has directors’ and officers’ liability insurance policies, with coverage of up to $250 million, subject to various deductibles and exclusions from coverage.

      The St. Paul, as depositor, has agreed in the amended and restated declaration of trust to (i) reimburse the trustees of the Trust for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (ii) indemnify, defend and hold harmless the trustees and any of the officers, directors, employees and agents of the trustees (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of, or are imposed upon, or asserted at any time against, such Indemnified Persons with respect to the performance of the amended and restated declaration of trust, the creation, operation or termination of a trust or the transactions contemplated thereby; provided, however, that The St. Paul shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

Item 16.     Exhibits

1.1	Form of Underwriting Agreement for senior and subordinated debt securities and warrants.(1)
1.2	Form of Underwriting Agreement for preferred stock.(1)
1.3	Form of Underwriting Agreement for common stock.(1)
1.4	Form of Underwriting Agreement for convertible debt securities.(1)
1.5	Form of Underwriting Agreement for preferred securities of St. Paul Capital Trust II.(1)
1.6	Form of Underwriting Agreement for stock purchase contracts.*
1.7	Form of Underwriting Agreement for units.*
3.1	Restated Articles of Incorporation (incorporated by reference to Exhibit 3(a) to our Annual Report on Form 10-K for the year ended December 31, 1998)
3.2	Bylaws (incorporated by reference to Exhibit 3(b) to our Annual Report on Form 10-K for the year ended December 31, 2000)
4.1	Indenture for senior debt securities (incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K filed March 13, 2002)
4.2	Form of Indenture for subordinated debt securities.(1)
4.3	Form of Deposit Agreement.(1)
4.4	Form of Depositary Receipt (included in Exhibit 4.3)
4.5	Form of Senior Debt Security (included in Exhibit 4.1)
4.6	Form of Subordinated Debt Security (included in Exhibit 4.2)
4.7	Form of Preferred Security (included in Exhibit 4.15)
4.8	Form of Common Security (included in Exhibit 4.15)
4.9	Form of Warrant Agreement.(1)
4.10	Form of Stock Purchase Contract Agreement, including the form of the Security Certificate.*
4.11	Form of Unit Agreement, including form of Unit Certificate.*
4.12	Form of Pledge Agreement.*
4.13	Certificate of Trust of St. Paul Capital Trust II.(1)
4.14	Declaration of Trust of St. Paul Capital Trust II.(1)
4.15	Form of Amended and Restated Declaration of Trust for St. Paul Capital Trust II.(1)
4.16	Form of Preferred Securities Guarantee Agreement.(1)
4.17	Form of Common Securities Guarantee Agreement.(1)
5.1	Opinion of Bruce A. Backberg, Esq.
5.2	Opinion of Richards, Layton & Finger, P.A.
5.3	Opinion of Sullivan & Cromwell.
12	Computation of ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends.
23.1	Consent of KPMG LLP.

23.2	Consent of Bruce A. Backberg, Esq. (included in Exhibit 5.1)
23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)
23.4	Consent of Sullivan & Cromwell (included Exhibit 5.3)
24	Powers of Attorney.
25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank to act as trustee under the Senior Debt Indenture for the Senior Debt Securities.
25.2	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank to act as trustee under the Subordinated Debt Indenture for the Subordinated Debt Securities.
25.3	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank to act as trustee for the Preferred Securities of St. Paul Capital Trust II.
25.4	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank to act as trustee for the Preferred Securities Guarantee Agreement for the benefit of the holders of the Preferred Securities of St. Paul Capital Trust II.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

(1)	Incorporated by reference to the Registration Statement on Form S-3 (Registration Nos. 333-73848, 333-73848-01 and 333-44122) filed with the SEC on November 21, 2001.

Item 17.     Undertakings

      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (e) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul and State of Minnesota, on the 16th day of July 2002.

THE ST. PAUL COMPANIES, INC.

By:	/s/ BRUCE A. BACKBERG

Name: Bruce A. Backberg, Esq.
Title: Senior Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on July 16, 2002 by the following persons in the capacities indicated:

Signature	Title

/s/ JAY S. FISHMAN (Jay S. Fishman)	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ THOMAS A. BRADLEY (Thomas A. Bradley)	Chief Financial Officer (Principal Financial Officer)

/s/ JOHN C. TREACY (John C. Treacy)	Vice President and Corporate Controller (Principal Accounting Officer)

* (Carolyn H. Byrd)	Member of the Board of Directors

* (John H. Dasburg)	Member of the Board of Directors

* (Janet M. Dolan)	Member of the Board of Directors

* (Kenneth M. Duberstein)	Member of the Board of Directors

Signature	Title

* (Lawrence G. Graev)	Member of the Board of Directors

* (Pierson M. Grieve)	Member of the Board of Directors

* (Thomas R. Hodgson)	Member of the Board of Directors

* (David G. John)	Member of the Board of Directors

* (William H. Kling)	Member of the Board of Directors

* (John A. MacColl)	Member of the Board of Directors

* (Bruce K. MacLaury)	Member of the Board of Directors

* (Glen D. Nelson, M.D.)	Member of the Board of Directors

* (Gordon M. Sprenger)	Member of the Board of Directors

*By: /s/ BRUCE A. BACKBERG Bruce A. Backberg Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul and State of Minnesota, on the 16th day of July, 2002.

ST. PAUL CAPITAL TRUST II

By:	THE ST. PAUL COMPANIES, INC., as Sponsor

By:	/s/ BRUCE A. BACKBERG

Name: Bruce A. Backberg, Esq.
Title: Senior Vice President

EXHIBIT INDEX

Exhibit
No.	Description

1.1	Form of Underwriting Agreement for senior and subordinated debt securities and warrants.(1)
1.2	Form of Underwriting Agreement for preferred stock.(1)
1.3	Form of Underwriting Agreement for common stock.(1)
1.4	Form of Underwriting Agreement for convertible debt securities.(1)
1.5	Form of Underwriting Agreement for preferred securities of St. Paul Capital Trust II.(1)
1.6	Form of Underwriting Agreement for stock purchase contracts.*
1.7	Form of Underwriting Agreement for units.*
3.1	Restated Articles of Incorporation (incorporated by reference to Exhibit 3(a) to our Annual Report on Form 10-K for the year ended December 31, 1998)
3.2	Bylaws (incorporated by reference to Exhibit 3(b) to our Annual Report on Form 10-K for the year ended December 31, 2000)
4.1	Indenture for senior debt securities (incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K filed March 13, 2002)
4.2	Form of Indenture for subordinated debt securities.(1)
4.3	Form of Deposit Agreement.(1)
4.4	Form of Depositary Receipt (included in Exhibit 4.3)
4.5	Form of Senior Debt Security (included in Exhibit 4.1)
4.6	Form of Subordinated Debt Security (included in Exhibit 4.2)
4.7	Form of Preferred Security (included in Exhibit 4.15)
4.8	Form of Common Security (included in Exhibit 4.15)
4.9	Form of Warrant Agreement.(1)
4.10	Form of Stock Purchase Contract Agreement, including the form of the Security Certificate.*
4.11	Form of Unit Agreement, including form of Unit Certificate.*
4.12	Form of Pledge Agreement.*
4.13	Certificate of Trust of St. Paul Capital Trust II.(1)
4.14	Declaration of Trust of St. Paul Capital Trust II.(1)
4.15	Form of Amended and Restated Declaration of Trust for St. Paul Capital Trust II.(1)
4.16	Form of Preferred Securities Guarantee Agreement.(1)
4.17	Form of Common Securities Guarantee Agreement.(1)
5.1	Opinion of Bruce A. Backberg, Esq.
5.2	Opinion of Richards, Layton & Finger, P.A.
5.3	Opinion of Sullivan & Cromwell.
12	Computation of ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends.
23.1	Consent of KPMG LLP.
23.2	Consent of Bruce A. Backberg, Esq. (included in Exhibit 5.1)
23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)
23.4	Consent of Sullivan & Cromwell (included in Exhibit 5.3)
24	Powers of Attorney.
25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank to act as trustee under the Senior Debt Indenture for the Senior Debt Securities.
25.2	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank to act as trustee under the Subordinated Debt Indenture for the Subordinated Debt Securities.

Exhibit
No.	Description

25.3	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank to act as trustee for the Preferred Securities of St. Paul Capital Trust II.
25.4	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank to act as trustee for the Preferred Securities Guarantee Agreement for the benefit of the holders of the Preferred Securities of St. Paul Capital Trust II.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

(1)	Incorporated by reference to the Registration Statement on Form S-3 (Registration Nos. 333-73848, 333-73848-01 and 333-44122) filed with the SEC on November 21, 2001.